                                                                                                                                                                                                                                                                      Exhibit 2.2
AMENDMENT TO
SHARE PURCHASE AGREEMENT

This Amendment to Share Purchase Agreement (this “Amendment”) is executed on February 9, 2014, by and between Newfield International Holdings Inc., a company organized and existing under the laws of the Commonwealth of The Bahamas (“Seller”), and SapuraKencana Energy Inc., a company organized and existing under the laws of the Commonwealth of The Bahamas (“Purchaser”).  Seller and Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, Seller and Purchaser (as successor in interest to SapuraKencana Petroleum Berhad, a company organized and existing under the laws of Malaysia) are parties to that certain Share Purchase Agreement dated October 22, 2013 (the “SPA”); and

WHEREAS, the Parties desire to amend the SPA as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound by the terms hereof, agree as follows:

1. Amendment to Section 4.1.  The last sentence of Section 4.1(a) of the SPA is hereby deleted in its entirety and replaced with the following:

Notwithstanding the preceding, the Parties recognize that because the wire transfer to be made at Closing pursuant to Section 4.3(a) will be sent internationally, it may not arrive until the next Business Day.  If such wire transfer arrives the Business Day after the date scheduled for Closing, any documents to be delivered under Sections 4.2 and 4.3 that are executed on or before the scheduled Closing Date shall be considered held in escrow until the receipt of funds, and will then be released and dated, and the day on which the funds are received by Seller and documents released shall be the Closing Date.  From and after the Closing, the Closing shall be deemed to have been effective as of 4:00 p.m., local time, on the Closing Date.

2. Amendment to Exhibit E – Employee Matters.

(a) In the second sentence of paragraph 1) of Exhibit E the words “employment by a Company Group Member” shall be deleted and replaced with “employment by SapuraKencana Energy Resources Limited or by a Company Group Member”.

(b) In the first sentence of paragraph 4) of Exhibit E the words “(or any successor)” shall be deleted and replaced with “(or any successor or SapuraKencana Energy Resources Limited)”.

(c) In the last sentence of paragraph 8) of Exhibit E the words “or SapuraKencana Energy Resources Limited, as applicable” shall be inserted immediately after the words “the applicable Company Group Member”.

3. Ratification.  Except as modified and amended by this Amendment, the SPA continues in full force and effect and the Parties ratify and confirm the SPA as modified and amended hereby.

4. Governing Law; Arbitration.  The terms of Sections 12.4 and 12.5 of the SPA are incorporated herein by reference.

5. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Any signature of this Amendment delivered by a Party by facsimile or scanned document transmitted by email shall be deemed to be an original signature for all purposes.

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IN WITNESS WHEREOF, this Amendment has been signed by each of the Parties hereto on the date first above written.

SELLER:

NEWFIELD INTERNATIONAL HOLDINGS INC.

By: /s/ Lawrence S. Massaro
Name: Lawrence S. Massaro
Title:   Executive Vice President

PURCHASER:

SAPURAKENCANA ENERGY INC.

By: /s/ Datuk Kris Azman Abdullah
Name:   Datuk Kris Azman Abdullah
Title:     Senior Vice President

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